UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 24, 2008
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation		Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121
(Address of principal executive offices)
Registrant’s telephone number, including area code: 716-855-1068
(Former name or former address, if changed since last report.)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     David T. DiGiacinto, 54, has been named President and Chief Operating Officer of Minrad International, Inc., effective April 1, 2008, when he will take over the day-to-day operations of the Company. Mr. DiGiacinto’s appointment is the first step in a transition in which he will become Chief Executive Officer of the Company beginning on January 1, 2009. William H. Burns, Jr. will continue to serve as Chief Executive Officer through the end of the year and has agreed to continue serving as Chairman of the Board of Directors until the Company’s 2009 annual meeting, on terms and conditions which have not been finalized but which are expected to be determined within the next two months. It is anticipated he will also continue to serve on the Scientific Advisory Board of the Company during the transition and after his term as Chairman expires.
     Mr. DiGiacinto is joining Minrad from Spencer Trask & Co. where he has been a Senior Managing Director for Spencer Trask Specialty Group, Inc. Mr. DiGiacinto joined Spencer Trask in 2000. From 1982 until 2000, he served in various general management, sales, marketing and licensing positions with Pfizer, Inc. Mr. DiGiacinto served in the U.S. Air Force from 1975 to 1981 and achieved Pilot in Command Status. He flew commercially for a year prior to joining Pfizer.
     Mr. DiGiacinto has been a director of the Company since 2004, and will continue to serve in that capacity. He has resigned from his positions on the Compensation Committee and Nominating Committee of the Board of Directors.
     Mr. DiGiacinto has entered into an employment agreement with Minrad providing for a base salary of $225,000. He will be entitled to a bonus of up to 50% of his base salary for each full fiscal year during which he is employed based on corporate and individual performance targets and milestones to be agreed to between Mr. DiGiacinto and the Compensation Committee of the Board of Directors within the next 45 days. The term of his employment agreement will expire on March 31, 2010.
     Under the employment agreement, Mr. DiGiacinto may be terminated by the Company for cause, including material breach of his employment agreement, failure or refusal to faithfully and diligently perform his duties, dishonesty to the Company, conviction of a crime causing the termination or suspension of any Company license, felony conviction, or excessive absence not related to a disability. If his employment is terminated for cause he will be entitled to salary and fringe benefits accrued through the date of termination and all unexercised options will be cancelled. If Mr. DiGiacinto is terminated without cause during the term of the agreement, he will be entitled to his base salary for the remainder of the term or one year, whichever is shorter, but in no event less than six months.
     Mr. DiGiacinto will be granted options to acquire Minrad common stock as follows: (i) options to acquire 317,500 shares that will vest if he continues to be employed by Minrad through September 30, 2008; (ii) options to acquire 635,000 shares, 1/18th of which will vest each month of his continued employment from October, 2008 through March, 2010; and (iii) options to acquire 1,111,250 shares that (a) will all vest upon a change of control in a transaction having a valuation of $4.00 or more and subsequent termination of his employment, or (b) 317,500 of which will vest upon the company reporting positive cash flow for two consecutive quarters and 158,750 which will vest upon the Company reporting positive cash flow for each subsequent fiscal quarter during the term of his employment agreement.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 24, 2008 the Board of Directors of the Company amended Article 5 of its by-laws to change the descriptions of the duties of the President and of the Chief Executive Officer. The changes are as follows:
     (1) Prior to the amendment, the Chairman of the Board was not an officer of the Company. Under the revised by-laws, the Board of directors has the power to designate the Chairman as an officer.
     (2) Prior to the amendment, the offices of Chief Executive Officer and President were to be held by the same person. Under the revised by-laws, the office may be held by different persons.
     (3) The duties of the Chief Executive Officer/President set forth in the by-laws prior to the amendment were as follows:
“PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President shall be the chief executive officer of the Corporation, shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 5.1; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.”
Under the revised by-laws the duties of such officers are as follows:
“CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have responsibility for the overall general management and supervision of the business and affairs of the Corporation, shall have responsibility for corporate strategy and shall work together with the Chief Operating Officer. The Chief Executive Officer shall be subject to the direction of, and shall have such duties as may be assigned by the Board of Directors from time to time.
     “PRESIDENT. The President shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments. The President shall have such other duties as may be assigned by the Board of Directors.”
ITEM 8.01 Other Events
On March 28, 2008, Minrad International, Inc. issued a press release relating to the items set forth in Item 5.02 of this Current Report on Form 8-K. The press release is furnished with this report as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
3.1	By-laws of Minrad International, Inc.

99.1	Press Release of Minrad International, Inc., dated March 28, 2008

99.2	Employment Agreement of David DiGiacinto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC.
(Registrant)
March 28, 2008	By:	/s/ William H. Burns, Jr.
Name: William H. Burns, Jr.
Title: Chief Executive Officer